EXHIBIT 3.1

RESTATED CERTIFICATE OF INCORPORATION
OF
GUIDED THERAPEUTICS, INC.

(AS AMENDED THROUGH MAY 3, 2016)

ARTICLE I

The name of the corporation is Guided Therapeutics, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

The Corporation is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $0.001 par value, and Preferred Stock, $0.001 par value. The total number of shares that the Corporation is authorized to issue is 1,005,000,000 shares. The number of shares of Common Stock authorized is 1,000,000,000. The number of shares of Preferred Stock authorized is 5,000,000.

Upon the effectiveness of the Certificate of Amendment to the Restated Certificate of Incorporation containing this sentence, each 100 shares of Common Stock issued and outstanding as of the date and time immediately preceding February 24, 2016 (the “Split Effective Date”), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one fully paid and non-assessable share of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the Split Effective Date who would otherwise be entitled to a fraction of a share of Common Stock shall, in lieu of such fractional share, be entitled to receive one whole share of Common Stock by virtue of rounding up such fractional share to the next highest whole share.

The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the board of directors (authority to do so being hereby expressly vested in the board). The board of directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

The authority of the board of directors with respect to each such class or series shall include, without limitation of the foregoing, the right to determine and fix:

(a) the distinctive designation of such class or series and the number of shares to constitute such class or series;

(b) the rate at which dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

(c) the right or obligation, if any, of the corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

(d) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(e) the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(f) the obligation, if any, of the corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

(g) voting rights, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock;

(h) limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

(i) such other preferences, powers, qualifications, special or relative rights and privileges thereof as the board of directors of the corporation, acting in accordance with this Restated Certificate of Incorporation, may deem advisable and are not inconsistent with law and the provisions of this Restated Certificate of Incorporation.

ARTICLE V

The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

ARTICLE VI

The Corporation is to have perpetual existence.

ARTICLE VII

1. Limitation of Liability. To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

2. Indemnification. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator or intestate is or was a director, officer or employee of the Corporation, or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

3. Amendments. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

ARTICLE VIII

In the event any shares of Preferred Stock shall be redeemed or converted pursuant to the terms hereof, the shares so converted or redeemed shall not revert to the status of authorized but unissued shares, but instead shall be canceled and shall not be re-issuable by the Corporation.

ARTICLE IX

Holders of stock of any class or series of this corporation shall not be entitled to cumulate their votes for the election of directors or any other matter submitted to a vote of the stockholders.

ARTICLE X

1. Number of Directors. The number of directors which constitutes the whole Board of Directors of the corporation shall be designated in the Bylaws of the corporation.

2. Election of Directors. Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

ARTICLE XI

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the corporation.

ARTICLE XII

Immediately upon the closing of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering any of the corporation’s securities (as that term is defined under the Securities Act of 1933, as then in effect), no action shall be taken by the stockholders of the corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws of the corporation and no action shall be taken by the stockholders by written consent.

ARTICLE XIII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. This Restated Certificate of Incorporation has been duly adopted by the board of directors of the Corporation in accordance with the provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware, as amended. The Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Corporation’s Certificate of Incorporation.

DESIGNATIONS, PREFERENCES AND RIGHTS OF
REDEEMABLE CONVERTIBLE PREFERRED STOCK OF
GUIDED THERAPEUTICS, INC.

Pursuant to authority granted in the certificate of incorporation, as amended, of Guided Therapeutics, Inc. (the “Corporation”), the Board of Directors of the Corporation has been authorized to issue in series shares of preferred stock and to designate by resolution the relative preferences and rights of each series established. By resolution of the Corporation’s Board of Directors, the Corporation has established and fixed the relative preferences and rights of 525,000 shares of preferred stock designated the “Redeemable Convertible Preferred Stock,” each of $0.001 par value.

For the purposes of this statement:

“Board of Directors” shall mean the board of directors of the Corporation.

“Common Stock” shall mean the common stock, $0.001 par value, of the Corporation.

“Corporation” shall mean Guided Therapeutics, Inc.

“Holder” means a holder of record of shares of Preferred Stock.

“Issue Date” as to any share of Preferred Stock shall mean the date of issuance of such share.

“Invested Amount” per share of Preferred Stock shall mean $10.00 (as adjusted for changes in the Preferred Stock by stock split, stock dividend, or the like occurring after the Original Issue Date).

“Junior Stock” means shares of any class of capital stock of the Corporation ranking subordinate to the Preferred Stock as to both dividends and distribution of assets upon liquidation.

“Original Issue Date” shall mean the initial Issue Date, when shares of Preferred Stock are first issued.

“Preferred Stock” shall mean the 525,000 shares of Redeemable Convertible Preferred Stock, $0.001 par value, hereby designated.

The rights, preferences, privileges and restrictions granted to and imposed upon the Preferred Stock are as follows:

(a) Dividend Rights. The Holders shall be entitled when and if declared by the Board of Directors to receive dividends out of assets of the Corporation legally available therefor at an annual rate of $0.60 per share of Preferred Stock (as adjusted for changes in the Preferred Stock by stock split, stock dividend, or the like occurring after the Original Issue Date). Such dividends shall be cumulative and shall accrue whether or not declared by the Board of Directors of the Corporation. So long as any shares of Preferred Stock shall be outstanding, the Corporation shall not declare or pay on any Junior Stock any dividend whatsoever, whether in cash, property or otherwise, nor shall the Corporation make any distribution on any Junior Stock, nor shall any Junior Stock be purchased or redeemed by the Corporation, nor shall any monies be paid or made available for a sinking fund for the purpose of redemption of Junior Stock, unless all dividends declared or accrued on any outstanding shares of Preferred Stock shall have been paid or declared and a sum of money sufficient for the payment thereof set apart.

(b) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation shall be made to or set apart for the holders of Junior Stock, the Holders shall be entitled to receive in respect of their shares of Preferred Stock payment out of assets of the Corporation of Ten Dollars ($10.00) per share, plus all accrued but unpaid dividends to the date of final distribution.

(c) Conversion. The Holders shall have conversion rights in respect of these shares of Preferred Stock as follows (the “Conversion Rights”):

1. Conversion Rate. The shares of Preferred Stock shall be convertible, at the times and under the conditions described in this Section (c) hereafter, at the rate (the “Conversion Rate”) of one share of Preferred Stock into the number of shares of Common Stock that equals the quotient obtained by dividing the Invested Amount by the Conversion Price (defined hereinafter). Thus, the number of shares of Common Stock to which a Holder shall be entitled upon any conversion provided for in this Section (c) shall be the product obtained by multiplying the Conversion Rate by the number of shares of Preferred Stock being converted. Such conversion shall be deemed to have been made on the Conversion Effective Date (defined hereinafter), and such conversion shall be effected in accordance with the procedures described in Subsection (c)(3) below. Upon conversion of any shares of Preferred Stock, the Company shall pay all declared or accrued but unpaid dividends as to such shares to the Holders thereof to and through the Conversion Effective Date; provided, however, that the Corporation may, at its option, in lieu of making a full cash payment of all such declared or accrued but unpaid dividends, make payment thereof in that number of whole shares of Common Stock calculated by dividing the total of such declared or accrued but unpaid dividends due such Holders by the Conversion Price. The “Conversion Price” shall be equal to the greater of (i) $9.388 or (ii) the average of the closing sales price of the Common Stock as reported by the NASDAQ Stock Market for each day of the thirty (30)-day trading period that begins on the trading day that is fifteen (15) trading days prior to the date of the receipt by the Corporation of the Conversion Notice (defined hereinafter).

2. Conversion Right. Each share of Preferred Stock shall be convertible, at the option of the Holder thereof and without payment of additional consideration, at any time after the first (1st) anniversary of the Issue Date in respect of such share at the office of the Corporation or any transfer agent for the Preferred Stock, into Common Stock at the then effective Conversion Rate; provided, however, that if on or prior to such first anniversary, the Corporation shall effect a merger or consolidation wherein shares of Common Stock are exchanged for securities of another corporation or for other consideration, then each of the Holders will be afforded reasonable prior notice of such merger or consolidation and permitted, if such Holder so chooses, to convert its shares of Preferred Stock into Common Stock at the then effective Conversion Rate to be effective immediately prior to the effectiveness of such merger or consolidation.

3. Automatic Conversion. Each outstanding share of Preferred Stock shall automatically be converted into Common Stock on and as of December 31, 2004, at the then effective Conversion Rate. Such conversion shall be automatic, without need for any further action by the Holders and regardless of whether the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion or to pay the dividends payable upon such conversion unless certificates evidencing such shares of the Preferred Stock are surrendered to the Corporation in accordance with the procedures described in Subsection (c)(5) below. Upon the conversion of the Preferred Stock pursuant to this Subsection.(c)(3), the Corporation shall promptly send notice thereof to each Holder, which notice shall state that certificates evidencing shares of Preferred Stock must be surrendered at the office of the Corporation (or of its transfer agent for the Common Stock, if applicable) in the manner described in Subsection (c) (5) below.

4. Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock, and any shares of Preferred Stock surrendered for conversion that would otherwise result in a fractional share of Common Stock shall be redeemed at the then effective Conversion Price per share, payable as promptly as possible when funds are legally available therefor.

5. Mechanics of Conversion. Before any Holder shall be entitled to receive certificates representing the shares of Common Stock into which shares of Preferred Stock are converted in accordance with Subsections (c)(2) or (c)(3) above, such Holder shall surrender the certificate or certificates for such shares of Preferred Stock, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office of the name or names in which such Holder wishes the certificate or certificates for shares of Common Stock to be issued, if different from the name shown on the books and records of the Corporation. Said conversion notice (“Conversion Notice”) shall also contain such representations of the Holder as may reasonably be required by the Corporation to the effect that the shares to be received upon conversion are not being acquired and will not be transferred in any way that might violate the then applicable securities laws. In the case of a conversion pursuant to Subsection (c)(2) hereof, the Corporation shall, on the seventy-fifth (75th) day succeeding receipt by the Corporation of the Conversion Notice, unless the Corporation elects to redeem such shares of Preferred Stock in accordance with the provisions of Subsection (d)(2) hereof, issue and deliver at such office to such Holder, or to the nominee or nominees of such Holder as provided in the Conversion Notice, a certificate or certificates for the number of shares of Common Stock to which such Holder shall be entitled as aforesaid. Such date for issuance and delivery of the shares of Common Stock received upon conversion of Preferred Stock pursuant to Subsection (c)(2) hereof is hereafter referred to as the Conversion Effective Date. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion pursuant to Subsection (c)(2) hereof shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the Conversion Effective Date. All certificates issued upon the exercise or occurrence of the conversion shall contain a legend governing restrictions upon such shares imposed by law or agreement of the Holder or his or its predecessors.

6. Adjustment for Subdivisions or Combinations of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date effects a subdivision or combination of the outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of the outstanding Preferred Stock, then and in each such event the Conversion Price (and the corresponding Conversion Rate) shall be increased or decreased proportionately.

7. No Impairment. The Corporation shall not, by amendment of its Certificate of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in the carrying out of all the provisions of this Section (c) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Holders against impairment.

8. Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall be insufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(d) Redemption. The Preferred Stock shall be subject to redemption as follows:

1. Optional Redemption at Election of Holders. In the event the Holders elect, by a vote of the Holders of a majority of the issued and outstanding shares of Preferred Stock, to cause the redemption of the outstanding shares of Preferred Stock, then such Holders shall so notify the Corporation by delivery of a written notice to the Corporation on or prior to the later to occur of (i) September 30, 2002 or (ii) sixty (60) days subsequent to the date upon which the Company gives the Holders notice (which notice the Company undertakes to timely issue) of its right to cause such redemption (which notice may not be given prior to June 1, 2002). Should such election be timely made, then all shares of Preferred Stock shall be redeemed in accordance with the following provisions of this Subsection (d)(1). The Corporation shall, on December 31, 2002, redeem one-half (1/2) of all of the then outstanding shares of Preferred Stock held by each Holder of Preferred Stock at a price per share equal to the Redemption Price (hereinafter defined). If the Corporation has achieved the Revenue Threshold (defined hereinafter), then the Corporation shall, as soon as reasonably practicable after the determination of whether the Corporation has met the Revenue Threshold, but in any event on or prior to January 31, 2004, redeem all of the then outstanding shares of Preferred Stock at a price per share equal to the Redemption Price. If the Corporation has not achieved the Revenue Threshold, it shall, no later than the time for redemption indicated in the immediately prior sentence, redeem one-half (1/2) of the then outstanding shares of Preferred Stock held by each Holder of Preferred Stock at a price per share equal to the Redemption Price, and it shall, on December 31, 2004, redeem all of the then remaining outstanding shares of Preferred Stock at a price per share equal to the Redemption Price. Notwithstanding the foregoing, the date for notification of the election of the Holders to cause a redemption as provided herein, and the dates for redemption provided herein, may be extended by written agreement of the Corporation and the Holders of a majority of the outstanding shares of Preferred Stock.

2. Optional Redemption Upon Conversion Notice. In addition to the foregoing provisions governing mandatory redemption, the Corporation may at its option redeem any shares of Preferred Stock which any Holder has elected to convert to Common Stock by the issuance of a Conversion Notice by redeeming any or all of such shares at a price per share equal to the Redemption Price. If the Corporation elects to so redeem any such shares of Preferred Stock, it shall, by the issuance of a notice to the Holders whose shares are to be so redeemed, schedule a date for redemption, which date must be prior to the Conversion Effective Date which would apply to such shares in accordance with the provisions of Subsection (c)(4) were they to be converted to Common Stock pursuant thereto. On or before each date scheduled for redemption, each Holder of shares to be redeemed shall surrender the certificate representing such shares to the Corporation and shall receive payment of the Redemption Price therefor in cash. If fewer than all of the shares represented by a surrendered certificate are redeemed, the Corporation shall issue a new certificate representing the unredeemed shares.

3. Certain Definitions. As used herein, “Redemption Price” means $10.00 per share on Preferred Stock (as adjusted for changes in the Preferred Stock by stock split, stock dividend, or the like occurring after the Original Issue Date), plus all accrued but unpaid dividends in respect of such share of Preferred Stock. “Revenue Threshold” shall mean the recognition of Twenty Million Dollars ($20,000,000) or more of revenue by the Corporation on a consolidated basis as reflected on the regularly prepared income statements of the Corporation for the twelve (12) months ended December 31, 2003.

(e) Voting Rights. Except as set forth in this Section (e), the Holders shall have no voting rights in respect of the Preferred Stock except that Holders shall have the right to vote on those matters which, under the Delaware General Corporation Law, voting by classes of stock is required.

So long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the unanimous consent (given by vote in person or by proxy at a meeting called for the purpose, or by written consent) of the Holders of the shares of Preferred Stock then outstanding:

(i) alter or change the annual dividend rate on the Preferred Stock;

(ii) alter or change the cumulative nature of the annual dividend rate on the Preferred Stock or the date from which such dividends are cumulative;

(iii) alter or change the amounts which the Holders shall be entitled to receive on the liquidation, dissolution or winding up of the Corporation;

(iv) alter or change the terms relating to time of payment or price to be paid in connection with the redemption of Preferred Stock by the Corporation;

(v) alter or change the terms relating to conversion of Preferred Stock to shares of Common Stock;

(vi) allocate any earned surplus, whether now existing or hereafter arising, to capital, in accordance with Delaware law, if the effect thereof would be to reduce the legally available funds for payment of dividends or for redemption of the Preferred Stock; or

(vii) create or authorize any shares of any class of capital stock of the Corporation having any preference or priority as to either dividends or distribution or assets upon liquidation superior to any such preference or priority of the shares of Preferred stock or reclassify any securities into shares of such superior stock.

(f) Registration of Transfer. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the Corporation shall, at the request of the record Holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and shall represent such number of shares as is requested by the Holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate. The issuance of new certificates shall be made without charge to the Holders of the surrendered certificates.

(g) Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the Holder is a financial institution, other institutional investor or executive officer of the Corporation, such Holder’s own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

(h) Notices. Any notice required by the provisions hereof to be given to the Corporation or Holders shall be deemed given if deposited in the United States Postal Service, postage prepaid, and addressed to the Corporation at its then principal executive office, or to each Holder at the address of such Holder appearing on the books of the Corporation.

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DESIGNATIONS, PREFERENCES AND RIGHTS OF
SERIES B CONVERTIBLE PREFERRED STOCK OF
GUIDED THERAPEUTICS, INC.

Pursuant to authority granted in the Restated Certificate of Incorporation, as amended, of Guided Therapeutics, Inc., a Delaware corporation (the “Corporation”), the Board of Directors of the Corporation has been authorized to issue in series shares of preferred stock and to designate by resolution the relative preferences and rights of each series established. By resolution of the Corporation’s Board of Directors (the “Board of Directors”), the Corporation has established and fixed the relative preferences and rights of up to 3,000 shares of preferred stock designated as the “Series B Convertible Preferred Stock,” each of $.001 par value (the “Preferred Stock”).

For the purposes of this statement,

“Additional Appraiser” has the meaning set forth in Section (b).

“Approvable Letter” means a letter from the U.S. Food and Drug Administration (the “FDA”) informing the applicant that it has completed its review of the application and determined that there needs to be resolution of minor deficiencies, which are identified in such letter (21 CFR 814.44(e)), and/or completion of an FDA inspection that finds the manufacturing facilities, methods, and controls in compliance with the Quality System (QS) regulation, 21 CFR Part 820, and, if applicable, verifies records pertinent to the PMA as per 21 CFR 814.44(e)(1)(ii), and no other material requirements.

“Automatic Conversion Date” means the earlier of (a) the date that is the 30th day after the later of the Corporation’s receipt of an Approvable Letter for the Corporation’s LuViva product for cervical cancer and the date on which the Common Stock achieves an average Closing Price for twenty (20) consecutive trading days of at least $0.98 with an average daily trading volume during such twenty (20) consecutive trading days of at least 25,000 shares, (b) the date on which the Common Stock achieves an average Closing Price for twenty (20) consecutive trading days of at least $1.16 with an average daily trading volume during such twenty (20) consecutive trading days of at least 25,000 shares, or (c) the date after the second (2nd) anniversary of the Original Issue Date on which the Common Stock achieves an average Closing Price for twenty (20) consecutive trading days of at least $0.82 with an average daily trading volume during such twenty (20) consecutive trading days of at least 25,000 shares; provided, however, that if, in the case of any of the foregoing clauses (a), (b) or (c), on such date, (i) there is not an effective Registration Statement (as defined in the Registration Rights Agreement) registering, or no current prospectus available for, the resale of the Conversion Shares, or (ii) the Conversion Shares are not then eligible to be sold without restriction under Rule 144 under the Securities Act, then the Automatic Conversion Date shall be delayed until the Closing Price and trading volume requirements of clauses (a), (b) or (c), as the case may be, are first satisfied after such time that either (X) there is an effective Registration Statement (as defined in the Registration Rights Agreement) registering, and a current prospectus available for, the resale of the Conversion Shares, or (Y) the Conversion Shares are eligible to be sold without restriction under Rule 144 under the Securities Act. The average Closing Prices and share trading volumes provided for in this definition shall be appropriately adjusted for any stock splits, stock dividends, and the like occurring after the Original Issue Date.

“Business Day” means any day other than a Saturday, Sunday or any other day on which the principal national securities exchange on which the Common Stock is then listed or admitted to trading is not open for business (or, if the Common Stock is not then listed or admitted to trading on any national securities exchange, the over-the-counter market is not open for business).

“Closing Price” shall mean, per share of Common Stock on any date specified herein, (a) the last sale price on such date of such Common Stock or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted to trading, or (b) if such Common Stock is not then listed or admitted to trading on any national securities exchange but is trading on the over-the-counter market, the last sale price as reported by OTC Markets Group, Inc., or (c) if neither (a) nor (b) is applicable, a price per share thereof equal to the fair value thereof determined in good faith by a resolution of the Board of Directors as of a date which is within 15 days of the date as of which the determination is to be made.

“Common Stock” shall mean the common stock, $0.001 par value, of the Corporation.

“Conversion Shares” shall mean the shares of Common Stock issuable upon the conversion of the Preferred Stock in accordance with Section (c).

“Initial Appraiser” has the meaning set forth in Section (b).

“Holder” means a holder of record of shares of Preferred Stock.

“Issue Date” as to any share of Preferred Stock shall mean the date of issuance of such share.

“Invested Amount” per share of Preferred Stock shall mean $1,000.00 (as adjusted for changes in the Preferred Stock by stock split, stock dividend, or the like occurring after the Original Issue Date).

“Junior Stock” means shares of any class of capital stock of the Corporation ranking subordinate to the Preferred Stock as to both dividends and distribution of assets upon liquidation.

“Liquidation Amount” has the meaning set forth in Section (b).

“Original Issue Date” shall mean the date on which shares of Preferred Stock are first issued.

“Pari Passu Stock” means shares of any class of capital stock of the Corporation ranking equal to the Preferred Stock as to dividends and the distribution of assets upon liquidation.

“Person” shall mean any individual, association, partnership, corporation, limited liability company, limited partnership, limited liability partnership, joint stock company, trust or unincorporated organization.

“Purchase Agreement” means the Securities Purchase Agreement, by and among the Corporation and purchasers identified therein, providing for the issuance of shares of Preferred Stock on the Original Issue Date.

“Registration Rights Agreement” means the Registration Rights Agreement entered into by and among the Corporation and the initial Holders of the Preferred Stock on the Original Issue Date.

“Requisite Majority in Interest” means, as of any date, the Holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares of Preferred Stock outstanding on such date.

“Sale or Merger” has the meaning set forth in Section (b).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Warrants” shall mean the warrants to purchase shares of Common Stock issued by the Corporation on the Original Issue Date to the initial Holders of the Preferred Stock.

The rights, preferences, privileges and restrictions granted to and imposed upon the Preferred Stock are as follows:

(a) Dividend Rights. The Holders of the Preferred Stock shall be entitled to receive quarterly at the end of each calendar quarter, commencing on and after October 1, 2013, out of funds legally available therefor, dividends per share at the per annum rate of five percent (5%) of the Invested Amount in respect of the period beginning October 1, 2013 and ending December 31, 2013, and at a per annum rate of ten percent (10%) of the Invested Amount thereafter, prior and in preference to any declaration or payment of any dividend on any Junior Stock. Such dividends shall be cumulative, compounded annually, and accrue beginning on October 1, 2013, whether or not declared by the Board of Directors. At the election of the Corporation, dividends on the Preferred Stock may be paid by the issuance and delivery of whole shares of Common Stock having a then (at the time of such issuance) aggregate Closing Price equal to the amount of dividends so paid, as long as such shares of Common Stock are registered for resale under an effective Registration Statement (as defined in the Registration Rights Agreement) or such shares are then eligible to be sold without restriction under Rule 144 of the Securities Act. The shares of Pari Passu Stock shall rank equally with the Preferred Stock as to payment of dividends. In the event that any dividend becomes due and payable to the Holders of the Preferred Stock and there is also due and payable a dividend to the holders of Pari Passu Stock, and the Corporation has insufficient funds to make payment in full to all Holders of the Preferred Stock and to the holders of Pari Passu Stock of such respective dividends, then such funds as are available shall be distributed among the Holders of the Preferred Stock and the holders of Pari Passu Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise respectively be entitled.

(b) Liquidation or Sale or Merger.

In the event of:

(A) any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a “Liquidation”), or

(B) a Sale or Merger (defined below), unless, in the case of a Sale or Merger, the Holders of the Preferred Stock have elected by a vote of at least sixty-six and two-thirds percent (66 2/3%) of the total number of shares of such series outstanding, voting separately as a class, to exclude such Sale or Merger from the application of this Section (b) (in which case this Section (b) shall not apply to such transaction), the Holders of the outstanding shares of the Preferred Stock shall be entitled to receive in exchange for and in redemption of each share of their Preferred Stock, prior and in preference to the holders of Junior Stock, (x) in the case of a Liquidation, from any funds legally available for distribution to stockholders, and (y) in the case of a Sale or Merger to which this Section (b) applies, from the net proceeds therefrom (defined for these purposes to mean the proceeds, whether cash, securities, or property, available for distribution to stockholders or payable to the stockholders by reason of the Sale or Merger), an amount (the “Liquidation Amount”) equal to the greater of (i) Invested Amount per share, plusthe aggregate amount of all declared or accrued, but unpaid, dividends per share, or (ii) the amounts to which such holders would have been entitled if the shares of Preferred Stock were converted to shares of Common Stock immediately before the Liquidation, or Sale or Merger as the case may be.

For purposes of these Designations, a “Sale or Merger” shall mean any of the following:

(x) the merger, reorganization, or consolidation of the Corporation into or with another corporation in which the stockholders of the Corporation immediately preceding such merger, reorganization, or consolidation (solely by virtue of their shares or other securities of the Corporation) shall own less than fifty percent (50%) of the voting securities of the surviving corporation; or

(y) the sale, transfer, or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender), whether in a single transaction or pursuant to a series of related transactions, of all or substantially all the assets of the Corporation, whether pursuant to a single transaction or a series of related transactions or plan (which assets shall include for these purposes fifty percent (50%) or more of the outstanding voting interests of such of the Corporation’s subsidiaries the assets of which constitute all or substantially all the assets of the Corporation and its subsidiaries taken as a whole) to any entity fifty percent (50%) or more of the voting securities of which are not beneficially owned (as determined in accordance with the rules and regulations promulgated under the federal Securities Exchange Act of 1934) by all or substantially all of the individuals and entities that were the beneficial owners of the Corporation’s voting securities prior to such transaction or transactions.

Any securities to be delivered to the Holders of the Preferred Stock pursuant to this Section (b) as a consequence of a Sale or Merger shall be valued as follows:

(i) if traded on a national securities exchange, by averaging the closing prices of the securities on such exchange over the thirty (30)-day period ending three (3) days prior to the closing;

(ii) if actively traded on the over-the-counter market, by averaging the last sale price as reported by OTC Markets Group, Inc. over the thirty (30)-day period ending three (3) days prior to the closing; and

(iii) if there is no active public market, at the fair market value thereof, as determined in good faith by a resolution of the Board of Directors following the Board of Directors’ approval of a Sale or Merger, and each Holder shall be notified in writing of such value at least thirty (30) days prior to the scheduled closing of the Sale or Merger. If, however, any Holders shall give the Board of Directors written notice at least twenty (20) days prior to the scheduled closing that he, it, or they disagree with the value placed upon the securities, then the Holders and the Board of Directors shall attempt to agree upon a fair market value. Should the Holders and the Board of Directors be unable to agree during the ten (10)-day period immediately following the giving of the written notice of such disagreement as to the fair market value without the employment of appraisers, then they shall each select an appraiser experienced in the business of evaluating or appraising the market value of stock. The appraisers so selected (the “Initial Appraisers”) shall, on or prior to the scheduled closing, appraise such securities to be received as of the date of the closing. If the difference between the resulting appraisals is no greater than ten percent (10%) of the higher appraisal, then the average of the appraisals shall be deemed the fair market value; otherwise, the Initial Appraisers shall select an additional appraiser (the “Additional Appraiser”), who shall be experienced in a manner similar to the Initial Appraisers. If they fail to select such Additional Appraiser as provided above, then either the Holders or the Board of Directors may apply, after immediate written notice to the other, to the Atlanta, Georgia, office of the American Arbitration Association for the appointment of such Additional Appraiser. The Additional Appraiser shall then choose from the values determined by the Initial Appraisers the value that the Additional Appraiser considers closest to the fair market value of the securities, and such value shall be the fair market value. The Additional Appraiser shall forthwith give written notice of his determination to the Board of Directors and the Holders. Each party shall pay the expenses and fees of the appraiser selected by him or it, and, if an Additional Appraiser is employed, the party who selected the Initial Appraiser whose value determination was rejected by the Additional Appraiser shall pay all the expenses and fees of the Additional Appraiser. The fair market value determined pursuant to this provision shall apply to all Holders, including any Holders not providing notice of a challenge pursuant to this provision.

(c) Conversion. The Holders shall have conversion rights in respect of these shares of Preferred Stock as follows (the “Conversion Rights”):

1. Conversion Rate. The shares of Preferred Stock shall be convertible, at the times and under the conditions described in this Section (c) hereafter, at the rate (the “Conversion Rate”) of one share of Preferred Stock into the number of shares of Common Stock, rounded to the closest whole share of Common Stock, that equals the quotient obtained by dividing the sum of (i) the Invested Amount plus (ii) all declared or accrued but unpaid dividends on such share of Preferred Stock, by the Conversion Price (defined hereinafter). Such conversion shall be deemed to have been made on the Conversion Effective Date (defined hereinafter), and such conversion shall be effected in accordance with the procedures described in Subsection (c)(5) below. The “Conversion Price” shall initially be equal to sixty-eight cents ($0.68). “Conversion Effective Date” shall mean, in the case of conversion pursuant to Subsection (c)(2) below, the date the Corporation receives the Conversion Notice delivered pursuant to Subsection (c)(5) below and, in the case of conversion pursuant to Subsection (c)(3) below, the Automatic Conversion Date.

2. Conversion Right. Each share of Preferred Stock shall be convertible at any time, at the option of the Holder thereof, at the office of the Corporation or any transfer agent for the Preferred Stock, into Common Stock at the then effective Conversion Rate.

3. Automatic Conversion. On any Automatic Conversion Date, each share of Preferred Stock then outstanding (subject to the proviso below) shall automatically be converted into Common Stock at the then effective Conversion Rate. Such conversion shall be automatic, without need for any further action by the Holders and regardless of whether the certificates representing such shares are surrendered to the Corporation or its transfer agent;provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion or to pay the dividends payable upon such conversion unless certificates evidencing such shares of the Preferred Stock are surrendered to the Corporation in accordance with the procedures described in Subsection (c)(5) below. Upon the conversion of the Preferred Stock pursuant to this Subsection (c)(3), the Corporation shall promptly send notice thereof to each Holder, which notice shall state that certificates evidencing shares of Preferred Stock must be surrendered at the office of the Corporation (or of its transfer agent for the Common Stock, if applicable) in the manner described in Subsection (c)(5) below.

4. Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock.

5. Mechanics of Conversion.

(A) Before any Holder shall be entitled to receive certificates representing the shares of Common Stock into which shares of Preferred Stock are converted in accordance with Subsections (c)(2) or (c)(3) above, such Holder shall surrender the certificate or certificates for such shares of Preferred Stock, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock (or if such certificate or certificates have been lost or destroyed, provide an affidavit in conformance with the provisions of Section (g)), and shall give written notice to the Corporation at such office of the name or names in which such Holder wishes the certificate or certificates for shares of Common Stock to be issued, if different from the name shown on the books and records of the Corporation. Said conversion notice (“Conversion Notice”) shall also contain such representations of the Holder and, if applicable, another Person in whose name the certificate or certificates for the shares of Common Stock are to be issued accompanied by an opinion of counsel, as may reasonably be required by the Corporation to the effect that the shares to be received upon conversion are not being acquired and will not be transferred in any way that might violate the then applicable securities laws. The Corporation shall, as soon as practicable thereafter and in no event later than two (2) Business Days after the delivery of said certificates, issue and deliver at such office to such Holder of Preferred Stock, or to the nominee or nominees of such Holder as provided in such notice, a certificate or certificates for the number of shares of Common Stock to which such Holder shall be entitled as aforesaid and, if the Conversion Notice does not cover all of the outstanding shares of Preferred Stock owned by such Holder, a new certificate representing the remainder of the shares of Preferred Stock of such Holder not yet converted. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion pursuant to Subsections (c)(2) or (c)(3) shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the Conversion Effective Date. All certificates issued upon the exercise or occurrence of the conversion shall contain a legend governing restrictions upon such shares imposed by law or agreement of the Holder or such Holder’s predecessors or successors.

(B) Notwithstanding anything to the contrary in Subsection (c)(5)(A), if the Corporation fails, for any reason or for no reason, to issue to a Holder within three (3) Business Days after the Conversion Effective Date (such date, the “Share Delivery Deadline”), a certificate for the number of shares of Common Stock to which the Holder is entitled upon conversion and register such shares of Common Stock on the Corporation’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon conversion (a “Delivery Failure”), and if on or after such Share Delivery Deadline the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock issuable upon such conversion that the Holder so anticipated receiving from the Corporation (such sale, a “Resale”), then, within three (3) Business Days, the Corporation shall, at the Holder’s option, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other reasonable out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Corporation’s obligation to so issue and deliver such certificate or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the conversion (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the conversion (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock so purchased multiplied by (B) the gross per share sale price in connection with the Resale. The foregoing remedy for any Delivery Failure shall be the Holders sole remedy for such Delivery Failure.

6. Anti-Dilution Provisions. The Conversion Price shall be subject to adjustment in accordance with this Subsection (c)(6).

(A) Other than in connection with (i) full or partial consideration in connection with a bona fide strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity, so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, and which have been approved by the Requisite Majority in Interest, (ii) the Corporation’s issuance of securities in connection with bona fide strategic license agreements and other bona fide partnering arrangements, so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, and which have been approved by the Requisite Majority in Interest, (iii) the Corporation’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, pursuant to plans described on Schedule 3(i) to the Purchase Agreement as such plans are constituted on the Original Issue Date or contemplated to be amended or adopted as described on Schedule 3(i) to the Purchase Agreement, (iv) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement on the unamended terms disclosed in the Exchange Act Documents (as defined in the Purchase Agreement) and which securities are also described on Schedule 3(i) to the Purchase Agreement, (v) as a result of the exercise of Warrants or conversion of shares of Preferred Stock, that are granted or issued pursuant to the Purchase Agreement on the unamended terms in effect on the Original Issue Date, or shares issued as dividends on the Preferred Stock or (vi) any transaction designated by the Board as an Excepted Issuance (collectively, the foregoing (i) through (vi) are “Excepted Issuances”), if at any time the Preferred Stock or Warrants are outstanding, the Corporation shall agree to or issue (the “Lower Price Issuance”) any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Conversion Price in effect at such time, without the consent of the Requisite Majority in Interest, then the Conversion Price shall automatically be reduced to such other lower price. Notwithstanding the foregoing, the Board’s authority to designate a transaction as an Excepted Issuance after July 31, 2015 shall be conditioned upon the Corporation’s entry into, and the Board’s designation as an Excepted Issuance, prior to such date, of an agreement or agreements to exchange one or more of the Corporation’s December 2, 2014 warrants, exercisable in the aggregate for at least two-thirds of the aggregate shares of Common Stock underlying the original issuance of the December 2, 2014 warrants, for a new warrant or warrants with an exercise price of at least $0.07 per share, exercisable no earlier than December 2, 2015, that do not contain any provision providing for a price or share reset upon the occurrence or non-occurrence of specified events.

For purposes of determining the adjusted Conversion Price under this Subparagraph (A), the following shall be applicable:

(i) Common Stock issued or issuable by the Corporation for no consideration or for consideration that cannot be determined at the time of issue will be deemed issuable or to have been issued for $0.001 per share of Common Stock.

(ii) For purposes of the adjustments described in this Subparagraph (A), the issuance of any security of the Corporation carrying the right to convert such security into shares of Common Stock or any warrant, right or option to purchase Common Stock (each, an “Option”) shall result in the adjustment of the Conversion Price upon the sooner of (A) the agreement to or (B) actual issuance of such Option and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the Conversion Price in effect upon such issuance.

(iii) If any Option is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Corporation (the “Primary Security”, and such Option, a “Secondary Security”), together comprising one integrated transaction, the consideration per share of Common Stock with respect to such Primary Security shall be deemed to be equal to the difference of (x) the lowest price per share for which one share of Common Stock was issued in such integrated transaction (or was deemed to be issued pursuant to the above anti-dilution provisions) solely with respect to such Primary Security, minus (y) with respect to such Secondary Securities, the Black-Scholes Option Value of such Options. If any such Options are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor (for the purpose of determining the consideration paid for such Option but not for the purpose of the calculation of the Black-Scholes Option Value) will be deemed to be the net amount of consideration received by the Corporation therefor. If any such Options are issued or sold for a consideration other than cash (for the purpose of determining the consideration paid for such Option, but not for the purpose of the calculation of the Black-Scholes Option Value), the amount of such consideration received by the Corporation will be the fair value of such consideration. The fair value of any such consideration will be determined jointly by the Corporation and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Corporation and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Corporation. As used hereinabove, the “Black Scholes-Option Value” means the value of the applicable Option based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the date of issuance of such Option and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option as of such date and (ii) an expected volatility equal to the greater of (A) sixty percent (60%) and (B) the one hundred (100) day volatility obtained from the HVT function on Bloomberg determined as of the Business Day immediately prior to the date of issuance of such Option.

(iv) A convertible instrument (including a right to purchase equity of the Corporation) issued subject to an original issue or similar discount or which principal amount is directly or indirectly increased after issuance will be deemed to have been issued for the actual cash amount received by the Corporation in consideration of such convertible instrument.

(v) The rights of Holders set forth in this Subparagraph (A) are in addition to any other rights the Holders have pursuant to the Purchase Agreement, the Warrants, and any other agreement referred to or entered into in connection with the issuance of the Preferred Stock and the Warrants on the Original Issue Date to which Holders and the Corporation are parties.

The Corporation shall give to each Holder notice of any event described in this Subparagraph (A) within one (1) Business Day of its occurrence, or of any notice given or announcement in respect thereof.

(B) In the event the Corporation shall at any time (i) subdivide the outstanding Common Stock or (ii) issue a stock dividend on the Common Stock, the number of shares of Common Stock issuable upon conversion of the Preferred Stock shall be proportionately increased by the same ratio as the subdivision or dividend (with appropriate adjustments to the Conversion Price in effect immediately prior to such subdivision or dividend). In the event the Corporation shall at any time combine its outstanding Common Stock, the number of Conversion Shares immediately prior to such combination shall be proportionately decreased by the same ratio as the combination (with appropriate adjustments to the Conversion Price in effect immediately prior to such combination).

(C) If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with or into another Person (other than a consolidation or merger that is a Sale or Merger to which Section (b) applies) shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then the consideration payable to the Holders of the Preferred Stock in such reorganization, reclassification, consolidation or merger shall be the amount of such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation or merger) with respect to or in exchange for such number of outstanding shares of Common Stock as would be received upon conversion of the Preferred Stock (and payment of any declared or accrued but unpaid dividends then due in Common Stock in accordance with Subsection (c)(1)) at the Conversion Price in effect on the effective date of such reorganization, reclassification, consolidation, merger or sale.

(D) In the event that:

(1) the Corporation shall declare any cash dividend upon the Common Stock, or

(2) the Corporation shall declare any dividend upon the Common Stock payable in stock or make any special dividend or other distribution to the holders of the Common Stock, or

(3) the Corporation shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights, or

(4) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, including any subdivision or combination of its outstanding shares of Common Stock, or consolidation or merger of the Corporation with or into, or sale of all or substantially all of its assets to, another Person, or

(5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in connection with such event, the Corporation shall give to each Holder:

(a) at least twenty (20) days’ prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and

(b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days’ prior written notice of the date when the same shall take place.

Such notice in accordance with the foregoing paragraph (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing paragraph (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

7. No Impairment. The Corporation shall not, by amendment of its Restated Certificate of Incorporation, as amended, or bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in the carrying out of all the provisions of this Section (c) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Holders against impairment.

8. Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock and any accrued but unpaid dividends thereon, if such dividends are eligible to be paid in shares of Common Stock pursuant to Section (a) hereof; and if at any time the number of authorized but unissued shares of Common Stock shall be insufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(d) Voting Rights. Each Holder of a share of the Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock would be convertible under the circumstances described in Section (c) hereof on the record date for the vote or consent of stockholders, and shall otherwise have voting rights and powers equal to the voting rights and powers of the Common Stock. Each Holder of Preferred Stock shall be entitled to receive the same prior notice of any stockholders’ meeting as provided to the holders of the Common Stock in accordance with the bylaws of the Corporation, as well as prior notice of all stockholder actions to be taken by legally available means in lieu of a meeting, and shall vote with holders of the Common Stock upon any matter submitted to a vote of stockholders, except those matters required by law or by the terms hereof to be submitted to a class vote of the Holders of the Preferred Stock. In addition, Holders shall have the right to vote on those matters which, under the Delaware General Corporation Law, voting by classes of stock is required and, so long as at least nine hundred and seventeen (917) shares of Preferred Stock (such number subject to adjustment for any stock split, stock dividend or the like occurring after the Original Issue Date in respect of the Preferred Stock) are outstanding, the Corporation shall not, without the consent (given by vote in person or by proxy at a meeting called for the purpose, or by written consent) of the Holders of a majority of the shares of Preferred Stock then outstanding:

(i) create or authorize any shares of any class or series of capital stock of the Corporation having a preference or priority as to either dividends or distribution of assets upon liquidation equal or superior to any such preference or priority of the shares of Preferred Stock, reclassify any existing securities into shares of such equal or superior stock or amend the terms of any existing securities in a manner inconsistent with the foregoing restriction;

(ii) amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or Bylaws, if such action would adversely alter or change the preferences, rights, privileges, or powers of, or restrictions provided for the benefit of, the Preferred Stock;

(iii) declare, pay or set aside any dividends on any Junior Stock, or redeem or repurchase any Junior Stock;

(iv) increase or decrease (other than in connection with a redemption or conversion) the authorized number of shares of Preferred Stock; or

(v) alter or change the rights, preferences or privileges of the Preferred Stock in a manner different from each other class of Pari Passu Stock.

Further, and in addition to the approval rights set forth hereinabove, the Corporation shall not, without the consent (given by vote in person or proxy at a meeting called for the purpose, or by written consent) of the Holders of all of the shares of Preferred Stock then outstanding, adversely amend or repeal any provision of, or add any provision to, the preferences, rights, privileges or powers of the Preferred Stock set forth in these Designations, in respect of:

(w) the amount of dividends, or the timing of the required payment thereof;

(x) the amount of Liquidation Preference, or the timing of the required payment thereof;

(y) the Automatic Conversion Date; or

(z) the Conversion Rights, including the Conversion Price.

In addition, prior to the date that is the 30th day after the later of the Corporation’s receipt of an Approvable Letter for the Corporation’s LuViva product for cervical cancer and the date on which the Common Stock achieves an average Closing Price for twenty (20) consecutive trading days of at least $0.98 with an average daily trading volume during such twenty (20) consecutive trading days of at least 25,000 shares, the Corporation shall not, without the consent (given by vote in person or by proxy at a meeting called for the purpose, or by written consent) of the Holders of sixty-six and two-thirds percent (66 2/3%) of the shares of Preferred Stock then outstanding, incur or cause any subsidiary of the Corporation to incur indebtedness for borrowed money, or guarantee indebtedness for borrowed money, that is (i) secured by the Corporation’s intellectual property; or (ii) in excess of (A) $1,000,000, if the net proceeds from the sale of the Preferred Stock on the Original Issue Date plus the net proceeds from the exercise of the Warrants is at least $3,000,000, or (B) $2,000,000, if the net proceeds from the sale of the Preferred Stock on the Original Issue Date plus the net proceeds from the exercise of the Warrants is less than $3,000,000. The average Closing Price and share trading volume provided for in this paragraph shall be appropriately adjusted for any stock splits, stock dividends, and the like occurring after the Original Issue Date.

(e) Optional Redemption. The Corporation shall have the right, but not the obligation, to redeem, to the fullest extent permitted by law, all or any portion of the outstanding Preferred Stock at the Redemption Price for the relevant Redemption Date, at any time after the second (2nd) anniversary of the Original Issue Date. The date of any such election by the Board of Directors is referred to herein as an “Optional Election Date.” Any such redemption shall be made in accordance with the following procedures:

(i) The redemption price per share of Preferred Stock (the “Redemption Price”) shall be equal to the Liquidation Amount, including unpaid dividends up to and including the date of redemption (the “Redemption Date”) (which shall be the date that is ten (10) Business Days after the Optional Election Date). Any such redemption shall be made on a pro-rata basis from each Holder on the Redemption Record Date (as defined below) in reference to the aggregate Liquidation Amount of all shares of Preferred Stock held by such Holder and each other Holder. Any such redemption made shall be made from the Holders of record on the applicable record date, which shall be the date that is five (5) Business Days prior to the applicable Redemption Date (each such record date, a “Redemption Record Date”). Any such day that is a Redemption Record Date shall be a Redemption Record Date whether or not such day is a Business Day.

(ii) No later than three (3) Business Days after the occurrence of an Optional Election Date (the “Redemption Notice Deadline”), the Corporation shall deliver a notice (a “Redemption Notice”) to each Holder including the following information: (A) informing the Holder of the redemption, (B) the aggregate number of shares of such Holder to be redeemed, (C) the Redemption Record Date and the Redemption Date, (D) the Redemption Price payable with respect to each share of Preferred Stock on the Redemption Date, (E) that any certificates representing shares of Preferred Stock which are to be redeemed must be surrendered for payment of the Redemption Price at the office of the Corporation or any registered agent located in the United States selected by the Corporation therefor together with any written instrument or instructions of transfer or other documents and endorsements reasonably acceptable to the redemption agent or the Corporation, as applicable (if reasonably required by the redemption agent or the Corporation, as applicable), provided, that if such certificates are lost, stolen or destroyed, the Corporation may require an affidavit certifying to such effect and, if requested, an agreement indemnifying the Corporation from any losses incurred in connection therewith, in each case, in form and substance reasonably satisfactory to the Corporation, from such Holder; (F) that, upon a Holder’s compliance with clause (E), payment of the Redemption Price with respect to any shares of Preferred Stock to be made on the Redemption Date will be made to the Holder on the Redemption Date to the account specified by such Holder by notice to the Corporation. Notice of any redemption of shares of Preferred Stock shall be given by first class mail, postage prepaid, addressed to the Holders of the shares of Preferred Stock to be redeemed at their respective last addresses appearing on the books of the Corporation.

(iii) If a Redemption Notice has been duly given as provided for hereinabove and if on or before the Redemption Date specified in the notice all funds necessary for the redemption have been irrevocably set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, after the Redemption Date, unless the Corporation defaults in the payment of the Redemption Price, in which case such rights shall continue until the Redemption Price is paid, dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such Redemption Date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the Redemption Date shall, to the extent permitted by law, be released to the Corporation, after which time the Holders of the shares so called for redemption shall look only to the Corporation for payment of the Redemption Price of such shares.

(iv) Redemptions may include the redemption of fractional interests in or fractional shares of Preferred Stock. Upon the redemption of any fractional interests or shares and surrender of the relevant share certificate, a new certificate shall be issued to the relevant Holder evidencing the remaining fractional shares outstanding and held by such Holder.

(v) Upon redemption of any shares of Preferred Stock, such shares shall be retired by the Corporation.

(f) Registration of Transfer. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the Corporation shall, at the request of the record Holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and shall represent such number of shares as is requested by the Holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate. The issuance of new certificates shall be made without charge to the Holders of the surrendered certificates.

(g) Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the Holder is a financial institution, other institutional investor or executive officer of the Corporation, such Holder’s own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

(h) Notices. Any notice required by the provisions hereof to be given to the Corporation or Holders shall be deemed given if deposited in the United States Postal Service, postage prepaid, and addressed to the Corporation at its then principal executive office, or to each Holder at the address of such Holder appearing on the books of the Corporation.

*************

DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES C CONVERTIBLE PREFERRED STOCK

Section 1. Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

“Bankruptcy Event” means any of the following events: (a) the Corporation or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Significant Subsidiary thereof, (b) there is commenced against the Corporation or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Corporation or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Corporation or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Corporation or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Corporation or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, or (g) the Corporation or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of Georgia are authorized or required by law or other governmental action to close.

“Closing” means a closing of the purchase and sale of the Securities pursuant to Section 2.1 of the Purchase Agreement.

“Closing Bid Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Trading Market, or, if the Principal Trading Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, or, if the Principal Trading Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security, or, if no closing bid price or last trade price, respectively, is reported for such security, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported by OTC Markets Group Inc. If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the parties. If the parties are unable to agree upon the fair market value of such security, then the Board of Directors of the Corporation shall use its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

“Commission” means the United States Securities and Exchange Commission or the successor thereto.

“Common Stock” means (i) the Corporation’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Amount” means the sum of the Stated Value at issue.

“Conversion Price” shall initially mean $0.095 (as adjusted for stock splits, stock dividends, stock combinations or other similar transactions). On each of the following dates, the Conversion Price shall be adjusted to equal the lesser of the Conversion Price in effect immediately prior to such date and the Discounted Market Price on such date: (i) five (5) Trading Days after the Effectiveness Date of the first Initial Registration Statement, (ii) twenty (20) Trading Days after the Effectiveness Date of each Initial Registration Statement, (iii) fifteen (15) Trading Days after the effective date of any reverse stock split of the Corporation’s Common Stock, and (iv) five (5) Trading Days after any convertible debt of the Corporation outstanding as of the date of the Purchase Agreement is converted into equity securities of the Corporation. In all cases, the Conversion Price shall be subject to further adjustment as provided herein.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

“Discounted Market Price” means, as of any given date, eighty percent (80%) of the average of the VWAPs for the five (5) consecutive Trading Days immediately prior to such date.

“Dividend End Date” means the date that is forty-two (42) months after the Original Issuance Date.

“Effectiveness Date” means the date on which an Initial Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Eligible Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, the New York Stock Exchange, NYSE Arca, the NYSE MKT, the OTCQX Marketplace or the OTCQB Marketplace (or any successor to any of the foregoing).

“Equity Conditions” means: (i) on each day during the period beginning on the later of one month prior to the applicable date of determination and the Effectiveness Date, and ending on and including the applicable date of determination either (x) one or more Registration Statements filed pursuant to the Registration Rights Agreement shall be effective and the prospectus contained therein shall be available for the resale by the Holder of all of the Registrable Securities (which, solely for clarification purposes, includes all Conversion Shares or Warrant Shares) in accordance with the terms of the Registration Rights Agreement and there shall not have been during such period any Grace Periods (as defined in the Registration Rights Agreement) or (y) all Registrable Securities shall be eligible for sale pursuant to Rule 144 without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Preferred Stock, other issuance of securities with respect to the Preferred Stock and exercise of the Warrants) and no Current Information Failure (as defined in the Registration Rights Agreement) exists or is continuing; (ii) on each day during the period beginning one month prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), the Common Stock (including all Registrable Securities) is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Corporation) nor shall delisting or suspension by an Eligible Market have been threatened (with a reasonable prospect of delisting occurring) or pending either (A) in writing by such Eligible Market or (B) by falling below the minimum listing maintenance requirements of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (iii) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 6(c); (iv) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (v) the Corporation shall have no knowledge of any fact that would reasonably be expected to cause (1) any Registration Statement required to be filed pursuant to the Registration Rights Agreement to not be effective or the prospectus contained therein to not be available for the resale of the shares of Common Stock to be issued in connection with the event requiring determination in accordance with the terms of the Registration Rights Agreement (to the extent such shares are Registrable Securities at such time) or (2) any shares of Common Stock to be issued in connection with the event requiring determination to not be eligible for sale pursuant to Rule 144 without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Preferred Stock, other issuance of securities with respect to the Preferred Stock and exercise of the Warrants) and no Current Information Failure exists or is continuing; and (vi) no Volume Failure exists.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Forced Conversion Amount” means the sum of (a) 100% of the aggregate Stated Value then outstanding and (b) all liquidated damages and other amounts due in respect of the Preferred Stock.

“Initial Registration Statement” shall have the meaning ascribed to such term in the Registration Rights Agreement.

“Junior Securities” means the Common Stock and all other Common Stock Equivalents of the Corporation other than the Company’s Series B Convertible Preferred Stock, par value $0.001 per share, which is pari passu to the Preferred Stock, or those other securities which are explicitly senior or pari passu to the Preferred Stock in dividend rights or liquidation preference.

“Original Issue Date” means, with respect to any shares of Preferred Stock, the date of the first issuance thereof regardless of the number of transfers thereof or the number of certificates which may be issued to evidence such Preferred Stock.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Principal Trading Market” means the Principal Trading Market on which the Common Stock is primarily listed and quoted for trading, which, as of the date of the Purchase Agreement and the Closing Date, shall be the OTCQB Marketplace operated by OTC Market Group Inc.

“Purchase Agreement” means that certain Securities Purchase Agreement, dated June 29, 2015, by and among the Company and the Purchasers identified therein.

“Purchaser” shall have the meaning ascribed to such term in the Purchase Agreement.

“Registrable Securities” shall have the meaning ascribed to such term in the Registration Rights Agreement.

“Registration Rights Agreement” means that certain registration rights agreement, dated as of June 29, 2015, by and among the Corporation and the Holders relating to, among other things, the registration of the resale of the Common Stock issuable upon conversion of the Preferred Stock or otherwise pursuant to the terms of this Certificate of Designation and exercise of the Warrants, as may be amended from time to time.

“Registration Statement” shall have the meaning ascribed to such term in the Registration Rights Agreement.

“Securities” means the Preferred Stock, the Warrants, the Conversion Shares and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subscription Amount” shall have the meaning ascribed to such term in the Purchase Agreement.

“Subsidiary” means, as of any date of determination, any Person in which the Corporation on such date directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person.

“Trading Day” means a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market, or, if the Common Stock is not listed or quoted on any Principal Trading Market, a Business Day.

“Transaction Documents” means the Purchase Agreement, the schedules and exhibits attached thereto, this Certificate of Designation, the Warrants, the Registration Rights Agreement and any other documents or agreements explicitly contemplated thereunder.

“Transfer Agent” means Computershare Trust Company, N.A., the current transfer agent of the Corporation, with a mailing address of 250 Royall Street, Canton, Massachusetts 02021 and a facsimile number of (303) 262-0610, and any successor transfer agent of the Corporation.

“Volume Failure” means, with respect to a particular date of determination, that the aggregate dollar trading volume of the Common Stock on the Eligible Market on which the Common Stock is listed or designated for quotation as of such date of determination over the twenty (20) consecutive Trading Day period ending on the Trading Day immediately preceding such date of determination is less than $500,000.

“VWAP” means, for any date, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Principal Trading Market.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Holder at the Closings pursuant to the Purchase Agreement.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

Section 2. Designation, Amount and Par Value. The series of preferred stock shall be designated as its Series C Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be up to 9,000 (which shall not be subject to increase without the written consent of all of the holders of the Preferred Stock (each, a “Holder” and collectively, the “Holders”)). Each share of Preferred Stock shall have a par value of $0.001 per share and a stated value equal to $1,000 (the “Stated Value”), subject to increase as set forth in Section 3.

Section 3. Dividends.

(a) Dividends Prior to Dividend End Date. From the Original Issue Date until the Dividend End Date, the Holders shall be entitled to receive, and the Corporation shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of 12% per annum, payable quarterly on January 1, April 1, July 1 and October 1, beginning on the first such date that is at least two months after the Original Issue Date and on each Conversion Date (with respect only to Preferred Stock being converted) (each such date, a “Dividend Payment Date”) (if any Dividend Payment Date is not a Trading Day, the applicable payment shall be due on the next succeeding Trading Day), subject to Equity Conditions and as more fully described below, in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (the dollar amount to be paid in shares of Common Stock, the “Dividend Share Amount”), or at the Corporation’s option, in cash. In addition, upon the conversion of Preferred Stock (other than a Forced Conversion) prior to the Dividend End Date, the Corporation shall also pay to the Holders of the Preferred Stock so converted cash, or at the Corporation’s option, subject to Equity Conditions and as more fully described in Section 3(d), in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock, with respect to the Preferred Stock so converted an amount equal to $420 per $1,000 of Stated Value of the Preferred Stock, less the amount of any quarterly dividend paid on such Preferred Stock on or before the relevant Conversion Date (the “Make-Whole Payment”). The form of dividend payments and Make-Whole Payments to each Holder shall be determined in the following order of priority: (i) if the Equity Conditions have not been met as of the applicable Dividend Payment Date or Conversion Date, in cash only, (ii) if funds are legally available for the payment of dividends, and if the Equity Conditions have been met as of the during the Dividend Payment Date, at the election of the Corporation, in cash or shares of Common Stock which shall be valued at the Discounted Market Price, (iii) if funds are not legally available for the payment of dividends, and the Equity Conditions have been met as of the applicable Dividend Payment Date, in shares of Common Stock which shall be valued at the Discounted Market Price, (iv) if funds are not legally available for the payment of dividends and the Equity Condition relating to an effective Registration Statement has been waived by such Holder, as to such Holder only, in unregistered shares of Common Stock which shall be valued at the Discounted Market Price or (v) if funds are not legally available for the payment of dividends and the Equity Conditions have not been met as of the applicable Dividend Payment Date, then, at the election of such Holder, such dividends or Make-Whole Payments, as applicable, shall accrue to the next Dividend Payment Date or shall be accreted to, and increase, the outstanding Stated Value.

(b) Dividends After Dividend End Date. From and after Dividend End Date, Holders shall be entitled to receive, and the Corporation shall pay, dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends (other than dividends in the form of Common Stock) actually paid on shares of the Common Stock when, as and if such dividends (other than dividends in the form of Common Stock) are paid on shares of the Common Stock. Other than as set forth in the previous sentence, no other dividends shall be paid on shares of Preferred Stock; and the Corporation shall pay no dividends (other than dividends in the form of Common Stock) on shares of the Common Stock unless it simultaneously complies with the previous sentence. At the election of the Holder, any unpaid dividends hereunder shall be accreted to, and shall increase, the outstanding Stated Value.

(c) Corporation’s Ability to Pay Dividends and Make-Whole Payments in Cash or Kind. On the Closing Date, the Corporation shall have notified the Holders whether or not it may legally pay cash dividends and Make-Whole Payments as of the Closing Date. If at any time the Corporation has the right to pay dividends in cash or shares of Common Stock, the Corporation must provide the Holders with at least five (5) Trading Days’ notice of its election to pay a regularly scheduled dividend in cash or through the issuance of shares of Common Stock (the Corporation may indicate in such notice that the election contained in such notice shall continue for later periods until revised by a subsequent notice), and with respect to a Make-Whole Payment, the Corporation shall notify a Holder on either (i) the date it receives the applicable Notice of Conversion, if such Notice of Conversion is received by 10:00 AM Eastern Time on such date, or (ii) on the Business Day immediately following the date it receives the applicable Notice of Conversion, if such Notice of Conversion is received after 10:00 AM Eastern Time on such date, whether it elects to make such payment in cash or through the issuance of shares of Common Stock (the Corporation may indicate in such notice that the election contained in such notice shall continue for later periods until revised by a subsequent notice).

(d) Other Securities. So long as any Preferred Stock shall remain outstanding, without the affirmative vote of the Holders of a majority of the then-outstanding shares of the Preferred Stock, the Corporation shall not redeem, purchase or otherwise acquire directly or indirectly more than a de minimis amount of any Junior Securities, other than as to repurchases of Common Stock or Common Stock Equivalents from officers or directors for tax withholding purposes or related to their departure, provided that, while any of the Preferred Stock remains outstanding, such repurchases shall not exceed an aggregate of $100,000 for any fiscal year from all officers and directors.

(e) Dividend Calculations. Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, consisting of twelve (12) thirty (30) calendar day periods, and shall accrue daily commencing on the Original Issue Date, and shall be deemed to accrue from such date whether or not earned or declared. Payment of dividends in shares of Common Stock shall otherwise occur pursuant to Section 6(b)(i) and, solely for purposes of the payment of dividends in shares, the Dividend Payment Date shall be deemed the Conversion Date. Dividends shall cease to accrue with respect to any Preferred Stock converted, provided that, the Corporation actually delivers the Conversion Shares within the time period required by Section 6(b)(i). Except as otherwise provided herein, if at any time the Corporation pays dividends partially in cash and partially in shares, such payment shall be distributed ratably among the Holders based upon the number of shares of Preferred Stock held by each Holder on such Dividend Payment Date.

(f) Special Reserves. The Corporation acknowledges and agrees that the capital of the Corporation (as such term is used in Section 154 of the Delaware General Corporation Law) in respect of the Preferred Stock and any future issuances of the Corporation’s capital stock shall be equal to the aggregate par value of such Preferred Stock or capital stock, as the case may be, and that, on or after the date of the Purchase Agreement, it shall not increase the capital of the Corporation with respect to any shares of the Corporation’s capital stock issued and outstanding on such date. The Corporation also acknowledges and agrees that it shall not create any special reserves under Section 171 of the Delaware General Corporation Law without the prior written consent of each Holder.

Section 4. Voting Rights. Except as otherwise provided herein or as otherwise required by law, the Preferred Stock shall have no voting rights. However, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in Section 5) senior to, or otherwise pari passu with, the Preferred Stock, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (d) increase the number of authorized shares of Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount equal to the Stated Value, plus any other fees, liquidated damages or dividends then due and owing thereon under this Certificate of Designation, for each share of Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A Bankruptcy Event shall be deemed a Liquidation. The Corporation shall mail written notice of any such Liquidation, not less than forty-five (45) days prior to the payment date stated therein, to each Holder.

Section 6. Conversion.

(a) Conversions at Option of Holder. Each share of Preferred Stock shall be convertible, at any time and from time to time from and after the Original Issue Date at the option of the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in Section 6(c)) determined by dividing the Stated Value of such share of Preferred Stock by the Conversion Price. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (each, a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Preferred Stock promptly following the Conversion Date at issue. Shares of Preferred Stock converted into Common Stock in accordance with the terms hereof shall be canceled and shall not be reissued.

(b) Mechanics of Conversion

(i) Delivery of Conversion Shares Upon Conversion. Not later than three (3) Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder (A) a certificate or certificates (which, to the extent permitted by Section 4.1(c) of the Purchase Agreement, shall be free of restrictive legends and trading restrictions) representing the number of Conversion Shares being acquired upon the conversion of the Preferred Stock (including shares of Common Stock as payment of accrued and unpaid dividends and the Make-Whole Payment, if the Corporation has elected or is required to pay the Make-Whole Payment and/or accrued dividends in shares of Common Stock) and (B) a bank check in the amount of accrued and unpaid dividends and the Make-Whole Payment, if the Corporation has elected or is required to pay the Make-Whole Payment and/or accrued dividends in cash. The Corporation shall use its best efforts to deliver the Conversion Shares electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

(ii) Share Delivery Failure. If the Corporation shall fail, for any reason or for no reason, to issue and deliver to the Holder on the Share Delivery Date, in accordance with this Section 6, all Conversion Shares to which the Holder is entitled (a “Conversion Failure”), and if on or after such Share Delivery Date but before the Corporation issues and delivers to the Holder such Conversion Shares the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Corporation, then, in addition to all other remedies available to the Holder, the Corporation shall, within three (3) Business Days after the Holder’s request and in the Holder’s sole discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other reasonable out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Corporation’s obligation to issue and deliver such shares of Common Stock shall terminate, the Conversion Failure shall be deemed cured, and the Stated Value shall be adjusted as though the Corporation had honored its obligation to issue and deliver to the Holder such Conversion Shares, or (ii) promptly honor its obligation to issue and deliver to the Holder such Conversion Shares, in accordance with this Section 6, and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) the number of Conversion Shares that the Corporation failed to issue and deliver multiplied by (B) the Closing Bid Price on the applicable Share Delivery Date, at which point the Conversion Failure shall be deemed cured and the outstanding Stated Value shall be adjusted to reflect that the Corporation honored its obligation to issue and deliver to the Holder such Conversion Shares. Furthermore, upon any Conversion Failure, the Corporation shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each one thousand dollars ($1,000) of Stated Value of Preferred Stock being converted, ten dollars ($10) per Trading Day (increasing to twenty dollars ($20) per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Share Delivery Date until such Conversion Shares are issued and delivered in accordance with this Section 6 (or the obligation to issue and deliver such shares is terminated in accordance with the foregoing sentence). Nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver Conversion Shares by the applicable Share Delivery Date and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(iii) Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock and payment of dividends on the Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of the then outstanding shares of Preferred Stock and payment of dividends hereunder. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public resale in accordance with such Registration Statement (subject to such Holder’s compliance with its obligations under the Registration Rights Agreement).

(iv) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock, and instead the number of shares issued shall be rounded down to the next whole share. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price.

(v) Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

(c) Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained elsewhere herein, the number of Conversion Shares that may be acquired by a Holder upon any conversion of this Preferred Stock (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by the Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of then issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion), it being acknowledged by the Holder that the Corporation is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 6(c) applies, the determination of whether this Preferred Stock is convertible (in relation to other securities owned by such Holder) and of which portion of this Preferred Stock is convertible shall be in the sole discretion of the Holder, and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Corporation’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Corporation or (z) any other notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Corporation shall within three (3) Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 8. By written notice to the Corporation, which will not be effective until the sixty-first (61st) day after such notice is delivered to the Corporation, a Holder may waive the provisions of this Section 6(c) (but such waiver will not affect any other Holder) to change the beneficial ownership limitation to 9.999% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Preferred Stock, and the provisions of this Section 6(c) shall continue to apply. Upon such a change by a Holder of the beneficial ownership limitation from such 4.999% limitation to such 9.999% limitation, the beneficial ownership limitation may not be further waived by such Holder. This Section 6(c) shall not apply to any Holder who, immediately prior to becoming the beneficial owner of shares of Preferred Stock, beneficially held more than 4.99% of the Common Stock.

(d) Forced Conversion. Subject to the limitations of Section 6(c), if the VWAP for each Trading Day during any twenty (20) of thirty (30) consecutive Trading Day period while one or more Registration Statements filed pursuant to the Registration Rights Agreement shall be effective and the prospectus contained therein shall be available for the resale by the Holder of all of the Registrable Securities (such twenty (20) consecutive Trading Day period, the “Threshold Period”), exceeds 250% of the highest Conversion Price in effect during such Threshold Period (subject to adjustment for forward and reverse stock splits and the like) the Corporation may, within five (5) Trading Days after the end of any such Threshold Period, deliver a written notice to all Holders (a “Forced Conversion Notice” and the date such notice is delivered to all Holders, the “Forced Conversion Notice Date”) to cause each Holder to convert all or part of such Holder’s Preferred Stock (as specified in such Forced Conversion Notice) plus all liquidated damages and other amounts due in respect of the Preferred Stock pursuant to this Section 6, it being agreed that the “Conversion Date” for purposes of this Section 6 shall be deemed to occur on the third Trading Day following the Forced Conversion Notice Date (such third Trading Day, the “Forced Conversion Date”). The Corporation may not deliver a Forced Conversion Notice, and any Forced Conversion Notice delivered by the Corporation shall not be effective, unless all of the Equity Conditions have been met on each Trading Day during the applicable Threshold Period through and including the later of the Forced Conversion Date and the Trading Day after the date that the Conversion Shares issuable pursuant to such conversion are actually delivered to the Holders pursuant to the Forced Conversion Notice. Any Forced Conversion Notices shall be applied ratably to all of the Holders based on number of shares of Preferred Stock originally purchased by such Holder pursuant to the Purchase Agreement, provided that any voluntary conversions by a Holder shall be applied against such Holder’s pro rata allocation, thereby decreasing the aggregate amount forcibly converted hereunder if less than all shares of the Preferred Stock are forcibly converted. For purposes of clarification, a Forced Conversion shall be subject to all of the provisions of this Section 6, including, without limitation, the provisions requiring payment of liquidated damages and limitations on conversions. For purposes of clarity, the Holder shall have the right to convert this Preferred Stock at any time and from time to time, including during any Threshold Period.

Section 7. Certain Adjustments.

(a) Stock Dividends and Stock Splits. If the Corporation, at any time while this Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (other than Common Stock issued as dividends on or upon the conversion of this Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Subsequent Equity Sales.

(i) (i) For so long as any Preferred Stock is outstanding, if the Corporation shall issue or sell any shares of Common Stock (as actually issued or, pursuant to paragraph (ii) below, deemed to be issued), without the consent of the holders of at least a majority in interest of the Preferred Stock then outstanding, for a consideration per share less than the Conversion Price in effect immediately prior to such issue or sale, then immediately upon such issue or sale the Conversion Price shall automatically be adjusted to a price equal to the price paid per share in such sale or issue.

(ii) For the purposes of the paragraph (i) above, none of the following issuances (each, an “Exempt Issuance”) shall be considered the issuance or sale of Common Stock:

(A) the issuance of Common Stock upon the conversion of, or dividends or distributions on, any Common Stock Equivalents outstanding as of the date of the Purchase Agreement, provided that such Common Stock Equivalents have not been amended since the date of the Purchase Agreement to increase the number of underlying securities or to decrease the exercise price, exchange price or conversion price of such securities (other than automatically pursuant to their terms);

(B) the issuance of shares of Common Stock (or Common Stock Equivalents to employees or directors of, or consultants to, the Corporation upon approval by the Corporation’s Board of Directors or under a stock plan approved by the Corporation’s Board of Directors (not including the reissuance of shares repurchased by the Corporation from employees of the Corporation);

(C) the issuance of the Preferred Stock or Warrants pursuant to the Purchase Agreement, and the issuance of any Securities upon conversion or exercise of any Preferred Stock or Warrants, as applicable;

(D) the issuance of Common Stock or Common Stock Equivalents to any existing holder of the Corporation’s securities as of the date of the Purchase Agreement that do not exceed $150,000 of Common Stock in the aggregate, which issuances are for the purpose of obtaining benefits and/or waivers from such holder and not for financing purposes;

(E) the issuance of Common Stock or Common Stock Equivalents in full or partial consideration in connection with a bona fide strategic merger, acquisition, consolidation or purchase of all or substantially all of the securities or assets of a corporation or other entity, so long as such issuance is not for the primary purpose of raising capital by the Corporation;

(F) the issuance of Common Stock or Common Stock Equivalents in connection with a bona fide strategic license agreement, sponsored research agreement, collaboration agreement, development agreement, OEM agreement, marketing or distribution agreement, or other bona fide partnering arrangement, so long as such issuance is not for the primary purpose of raising capital by the Corporation;

(G) the issuance of Common Stock or Common Stock Equivalents to a bank or other financial institution pursuant to a bona fide commercial debt financing or to equipment lessor pursuant to a bona fide equipment leasing agreement; and

(H) the issuance of Common Stock upon a stock split, stock dividend or subdivision of the Common Stock.

(iii) For the purposes of paragraph (i) above, the following subparagraphs (A) to (C), inclusive, shall also be applicable:

(A) In case at any time the Corporation shall grant any rights to subscribe for, or any rights or options to purchase, Common Stock Equivalents, whether or not such rights or options or the right to convert or exchange any such Common Stock Equivalents are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Common Stock Equivalents (determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of such rights or options, plus, in the case of any such rights or options which relate to such Common Stock Equivalents, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Common Stock Equivalents and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Common Stock Equivalents issuable upon the exercise of such rights or options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Common Stock Equivalents issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share.

(B) In case at any time the Corporation shall issue or sell any Common Stock Equivalents, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Common Stock Equivalents, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Common Stock Equivalents) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of such Common Stock Equivalents shall (as of the date of the issue or sale of such Common Stock Equivalents) be deemed to be outstanding and to have been issued for such price per share, provided that if any such issue or sale of such Common Stock Equivalents is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Common Stock Equivalents for which adjustments of the conversion price have been or are to be made pursuant to other provisions of this Section 7(b), no further adjustment of the conversion price shall be made by reason of such issue or sale.

(C) In case at any time any shares of Common Stock or Common Stock Equivalents or any rights or options to purchase any such Common Stock, or Common Stock Equivalents shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor. In case any shares of Common Stock or Common Stock Equivalents or any rights or options to purchase any such Common Stock or Common Stock Equivalents shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined by the Corporation’s Board of Directors.

(c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 7(a) above, if at any time the Corporation grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder of will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(d) Pro Rata Distributions. During such time as this Preferred Stock is outstanding, if the Corporation shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Preferred Stock, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Preferred Stock (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(e) Fundamental Transaction. If, at any time while this Preferred Stock is outstanding (i) the Corporation effects any merger or consolidation of the Corporation with or into another Person, in which the Corporation is not the survivor or the stockholders of the Corporation immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting securities of the surviving entity, (ii) the Corporation effects any sale of all or substantially all of its assets or a majority of its Common Stock is acquired by a third party, in each case, in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which all or substantially all of the holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 7(a) above) (in any such case, a “Fundamental Transaction”), then, subject to Section 6(c) (including with respect to the beneficial ownership of securities of any successor to the Corporation, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or Person (the “Successor Entity”) as a result of the Fundamental Transaction) the Holder shall receive, upon consummation of the Fundamental Transaction, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of shares of Common Stock then issuable upon conversion in full of this Preferred Stock without regard to any limitations on conversion contained herein (the “Alternate Consideration”), and the Holder shall promptly thereafter return the certificate for such Holder’s Preferred Stock to the Corporation (or Successor Entity) for cancelation. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Preferred Stock in connection with such Fundamental Transaction. The Corporation shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof, the Successor Entity shall assume the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Preferred Stock. To the extent Section 6(c) would otherwise limit the amount of Alternate Consideration payable to the Holder under this Section 8(a), the Corporation (or Successor Entity, as applicable) shall pay to the Holder the cash equivalent of the fair market value of such Alternate Consideration, but only to the extent of such limitation under Section 6(c). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designation and the other Transaction Documents referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Corporation herein.

(f) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

(g) Notice to the Holders.

(i) Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7 or pursuant to the definition of “Conversion Price” contained in Section 1, the Corporation shall, as promptly as practicable but in no event later than five (5) calendar days following such adjustment, deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii) Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Corporation or any of the Subsidiaries, the Corporation shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert the Conversion Amount of this Preferred Stock (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 8. Miscellaneous.

(a) Notices. Whenever notice is required to be given hereunder, unless otherwise provided herein, such notice shall be given in accordance with Section 6.3 of the Purchase Agreement.

(b) Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages and any accrued dividends on the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

(c) Lost or Mutilated Preferred Stock Certificate. If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

(d) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

(e) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

(f) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(g) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

(h) Status of Converted or Redeemed Preferred Stock. Shares of Preferred Stock may only be issued pursuant to the Purchase Agreement. If any shares of Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series C Convertible Preferred Stock.

*********************

DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES C1 CONVERTIBLE PREFERRED STOCK

Section 1. Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

“Bankruptcy Event” means any of the following events: (a) the Corporation or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Significant Subsidiary thereof, (b) there is commenced against the Corporation or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Corporation or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Corporation or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Corporation or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Corporation or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, or (g) the Corporation or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of Georgia are authorized or required by law or other governmental action to close.

“Closing Bid Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Trading Market, or, if the Principal Trading Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, or, if the Principal Trading Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security, or, if no closing bid price or last trade price, respectively, is reported for such security, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported by OTC Markets Group Inc. If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the parties. If the parties are unable to agree upon the fair market value of such security, then the Board of Directors of the Corporation shall use its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

“Commission” means the United States Securities and Exchange Commission or the successor thereto.

“Common Stock” means (i) the Corporation’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Amount” means the sum of the Stated Value at issue.

“Conversion Price” shall initially mean the conversion price of the Series C Preferred Stock at the time the Preferred Stock is first issued, subject to adjustment as provided herein.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

“Eligible Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, the New York Stock Exchange, NYSE Arca, the NYSE MKT, the OTCQX Marketplace or the OTCQB Marketplace (or any successor to any of the foregoing).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Junior Securities” means the Common Stock and all other Common Stock Equivalents of the Corporation other than the Corporation’s Series B Convertible Preferred Stock, par value $0.001 per share, or the Series C Preferred Stock, each of which is pari passu to the Preferred Stock, or those other securities which are explicitly senior or pari passu to the Preferred Stock in dividend rights or liquidation preference.

“Original Issue Date” means, with respect to any shares of Preferred Stock, the date of the first issuance thereof regardless of the number of transfers thereof or the number of certificates which may be issued to evidence such Preferred Stock.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Principal Trading Market” means the Principal Trading Market on which the Common Stock is primarily listed and quoted for trading.

“Purchase Agreement” means that certain Securities Purchase Agreement, dated June 29, 2015, by and among the Company and the Purchasers identified therein.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series C Preferred Stock” means the Corporation’s Series C Convertible Preferred Stock, par value $0.001 per share.

“Subsidiary” means, as of any date of determination, any Person in which the Corporation on such date directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person.

“Trading Day” means a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market, or, if the Common Stock is not listed or quoted on any Principal Trading Market, a Business Day.

“Transfer Agent” means Computershare Trust Company, N.A., the current transfer agent of the Corporation, with a mailing address of 250 Royall Street, Canton, Massachusetts 02021 and a facsimile number of (303) 262-0610, and any successor transfer agent of the Corporation.

“Volume Failure” means, with respect to a particular date of determination, that the aggregate dollar trading volume of the Common Stock on the Eligible Market on which the Common Stock is listed or designated for quotation as of such date of determination over the twenty (20) consecutive Trading Day period ending on the Trading Day immediately preceding such date of determination is less than $500,000.

Section 2. Designation, Amount and Par Value. The series of preferred stock shall be designated as its Series C1 Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be up to 20,250 (which shall not be subject to increase without the written consent of all of the holders of the Preferred Stock (each, a “Holder” and collectively, the “Holders”)). Each share of Preferred Stock shall have a par value of $0.001 per share and a stated value equal to $1,000 (the “Stated Value”), subject to increase as set forth in Section 3.

Section 3. Dividends.

(a) [Reserved]

(b) Holders shall be entitled to receive, and the Corporation shall pay, dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends (other than dividends in the form of Common Stock) actually paid on shares of the Common Stock when, as and if such dividends (other than dividends in the form of Common Stock) are paid on shares of the Common Stock. Other than as set forth in the previous sentence, no other dividends shall be paid on shares of Preferred Stock; and the Corporation shall pay no dividends (other than dividends in the form of Common Stock) on shares of the Common Stock unless it simultaneously complies with the previous sentence. At the election of the Holder, any unpaid dividends hereunder shall be accreted to, and shall increase, the outstanding Stated Value.

(c) [Reserved]

(d) Other Securities. So long as any Preferred Stock shall remain outstanding, without the affirmative vote of the Holders of a majority of the then-outstanding shares of the Preferred Stock, the Corporation shall not redeem, purchase or otherwise acquire directly or indirectly more than a de minimis amount of any Junior Securities, other than as to repurchases of Common Stock or Common Stock Equivalents from officers or directors for tax withholding purposes or related to their departure, provided that, while any of the Preferred Stock remains outstanding, such repurchases shall not exceed an aggregate of $100,000 for any fiscal year from all officers and directors.

(e) [Reserved]

(f) Special Reserves. The Corporation acknowledges and agrees that the capital of the Corporation (as such term is used in Section 154 of the Delaware General Corporation Law) in respect of the Preferred Stock and any future issuances of the Corporation’s capital stock shall be equal to the aggregate par value of such Preferred Stock or capital stock, as the case may be, and that, on or after the date of the Purchase Agreement, it shall not increase the capital of the Corporation with respect to any shares of the Corporation’s capital stock issued and outstanding on such date. The Corporation also acknowledges and agrees that it shall not create any special reserves under Section 171 of the Delaware General Corporation Law without the prior written consent of each Holder.

Section 4. Voting Rights. Except as otherwise provided herein or as otherwise required by law, the Preferred Stock shall have no voting rights. However, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in Section 5) senior to, or otherwise pari passu with, the Preferred Stock, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (d) increase the number of authorized shares of Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount equal to the Stated Value, plus any other fees, liquidated damages or dividends then due and owing thereon under this Certificate of Designation, for each share of Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A Bankruptcy Event shall be deemed a Liquidation. The Corporation shall mail written notice of any such Liquidation, not less than forty-five (45) days prior to the payment date stated therein, to each Holder.

Section 6. Conversion.

(a) Conversions at Option of Holder. Each share of Preferred Stock shall be convertible, at any time and from time to time from and after the Original Issue Date at the option of the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in Section 6(c)) determined by dividing the Stated Value of such share of Preferred Stock by the Conversion Price. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (each, a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Preferred Stock promptly following the Conversion Date at issue. Shares of Preferred Stock converted into Common Stock in accordance with the terms hereof shall be canceled and shall not be reissued.

(b) Mechanics of Conversion

(i) Delivery of Conversion Shares Upon Conversion. Not later than three (3) Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder (A) a certificate or certificates (which, to the extent permitted by Section 4.1(c) of the Purchase Agreement, shall be free of restrictive legends and trading restrictions) representing the number of Conversion Shares being acquired upon the conversion of the Preferred Stock and (B) a bank check in the amount of accrued and unpaid dividends, if the Corporation has elected or is required to pay accrued dividends in cash. The Corporation shall use its best efforts to deliver the Conversion Shares electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

(ii) Share Delivery Failure. If the Corporation shall fail, for any reason or for no reason, to issue and deliver to the Holder on the Share Delivery Date, in accordance with this Section 6, all Conversion Shares to which the Holder is entitled (a “Conversion Failure”), and if on or after such Share Delivery Date but before the Corporation issues and delivers to the Holder such Conversion Shares the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Corporation, then, in addition to all other remedies available to the Holder, the Corporation shall, within three (3) Business Days after the Holder’s request and in the Holder’s sole discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other reasonable out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Corporation’s obligation to issue and deliver such shares of Common Stock shall terminate, the Conversion Failure shall be deemed cured, and the Stated Value shall be adjusted as though the Corporation had honored its obligation to issue and deliver to the Holder such Conversion Shares, or (ii) promptly honor its obligation to issue and deliver to the Holder such Conversion Shares, in accordance with this Section 6, and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) the number of Conversion Shares that the Corporation failed to issue and deliver multiplied by (B) the Closing Bid Price on the applicable Share Delivery Date, at which point the Conversion Failure shall be deemed cured and the outstanding Stated Value shall be adjusted to reflect that the Corporation honored its obligation to issue and deliver to the Holder such Conversion Shares. Furthermore, upon any Conversion Failure, the Corporation shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each one thousand dollars ($1,000) of Stated Value of Preferred Stock being converted, ten dollars ($10) per Trading Day (increasing to twenty dollars ($20) per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Share Delivery Date until such Conversion Shares are issued and delivered in accordance with this Section 6 (or the obligation to issue and deliver such shares is terminated in accordance with the foregoing sentence). Nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver Conversion Shares by the applicable Share Delivery Date and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(iii) Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock and payment of dividends on the Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of the then outstanding shares of Preferred Stock and payment of dividends hereunder. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

(iv) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock, and instead the number of shares issued shall be rounded down to the next whole share. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price.

(v) Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

(c) Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained elsewhere herein, the number of Conversion Shares that may be acquired by a Holder upon any conversion of this Preferred Stock (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by the Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of then issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion), it being acknowledged by the Holder that the Corporation is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 6(c) applies, the determination of whether this Preferred Stock is convertible (in relation to other securities owned by such Holder) and of which portion of this Preferred Stock is convertible shall be in the sole discretion of the Holder, and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Corporation’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Corporation or (z) any other notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Corporation shall within three (3) Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 8. By written notice to the Corporation, which will not be effective until the sixty-first (61st) day after such notice is delivered to the Corporation, a Holder may waive the provisions of this Section 6(c) (but such waiver will not affect any other Holder) to change the beneficial ownership limitation to 9.999% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Preferred Stock, and the provisions of this Section 6(c) shall continue to apply. Upon such a change by a Holder of the beneficial ownership limitation from such 4.999% limitation to such 9.999% limitation, the beneficial ownership limitation may not be further waived by such Holder. This Section 6(c) shall not apply to any Holder who, immediately prior to becoming the beneficial owner of shares of Preferred Stock, beneficially held more than 4.99% of the Common Stock.

(d) [Reserved]

Section 7. Certain Adjustments.

(a) Stock Dividends and Stock Splits. If the Corporation, at any time while this Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (other than Common Stock issued as dividends on or upon the conversion of this Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Subsequent Equity Sales.

(i) For so long as any Preferred Stock is outstanding, if the Corporation shall issue or sell any shares of Common Stock (as actually issued or, pursuant to paragraph (ii) below, deemed to be issued), without the consent of the holders of at least a majority in interest of the Preferred Stock then outstanding, for a consideration per share less than the Conversion Price in effect immediately prior to such issue or sale, then immediately upon such issue or sale the Conversion Price shall automatically be adjusted to a price equal to the price paid per share in such sale or issue.

(ii) For the purposes of the paragraph (i) above, none of the following issuances (each, an “Exempt Issuance”) shall be considered the issuance or sale of Common Stock:

(A) the issuance of Common Stock upon the conversion of, or dividends or distributions on, any Common Stock Equivalents outstanding as of the date of the Purchase Agreement, provided that such Common Stock Equivalents have not been amended since the date of the Purchase Agreement to increase the number of underlying securities or to decrease the exercise price, exchange price or conversion price of such securities (other than automatically pursuant to their terms);

(B) the issuance of shares of Common Stock (or Common Stock Equivalents to employees or directors of, or consultants to, the Corporation upon approval by the Corporation’s Board of Directors or under a stock plan approved by the Corporation’s Board of Directors (not including the reissuance of shares repurchased by the Corporation from employees of the Corporation);

(C) the issuance of the Preferred Stock or Warrants (as defined by the Purchase Agreement) pursuant to the Purchase Agreement, and the issuance of any Securities (as defined by the Purchase Agreement) upon conversion or exercise of any Preferred Stock or Warrants, as applicable;

(D) the issuance of Common Stock or Common Stock Equivalents to any existing holder of the Corporation’s securities as of the date of the Purchase Agreement that do not exceed $150,000 of Common Stock in the aggregate, which issuances are for the purpose of obtaining benefits and/or waivers from such holder and not for financing purposes;

(E) the issuance of Common Stock or Common Stock Equivalents in full or partial consideration in connection with a bona fide strategic merger, acquisition, consolidation or purchase of all or substantially all of the securities or assets of a corporation or other entity, so long as such issuance is not for the primary purpose of raising capital by the Corporation;

(F) the issuance of Common Stock or Common Stock Equivalents in connection with a bona fide strategic license agreement, sponsored research agreement, collaboration agreement, development agreement, OEM agreement, marketing or distribution agreement, or other bona fide partnering arrangement, so long as such issuance is not for the primary purpose of raising capital by the Corporation;

(G) the issuance of Common Stock or Common Stock Equivalents to a bank or other financial institution pursuant to a bona fide commercial debt financing or to equipment lessor pursuant to a bona fide equipment leasing agreement; and

(H) the issuance of Common Stock upon a stock split, stock dividend or subdivision of the Common Stock.

(iii) For the purposes of paragraph (i) above, the following subparagraphs (A) to (C), inclusive, shall also be applicable:

(A) In case at any time the Corporation shall grant any rights to subscribe for, or any rights or options to purchase, Common Stock Equivalents, whether or not such rights or options or the right to convert or exchange any such Common Stock Equivalents are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Common Stock Equivalents (determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of such rights or options, plus, in the case of any such rights or options which relate to such Common Stock Equivalents, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Common Stock Equivalents and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Common Stock Equivalents issuable upon the exercise of such rights or options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Common Stock Equivalents issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share.

(B) In case at any time the Corporation shall issue or sell any Common Stock Equivalents, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Common Stock Equivalents, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Common Stock Equivalents) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of such Common Stock Equivalents shall (as of the date of the issue or sale of such Common Stock Equivalents) be deemed to be outstanding and to have been issued for such price per share, provided that if any such issue or sale of such Common Stock Equivalents is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Common Stock Equivalents for which adjustments of the conversion price have been or are to be made pursuant to other provisions of this Section 7(b), no further adjustment of the conversion price shall be made by reason of such issue or sale.

(C) In case at any time any shares of Common Stock or Common Stock Equivalents or any rights or options to purchase any such Common Stock, or Common Stock Equivalents shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor. In case any shares of Common Stock or Common Stock Equivalents or any rights or options to purchase any such Common Stock or Common Stock Equivalents shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined by the Corporation’s Board of Directors.

(c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 7(a) above, if at any time the Corporation grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder of will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(d) Pro Rata Distributions. During such time as this Preferred Stock is outstanding, if the Corporation shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Preferred Stock, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Preferred Stock (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(e) Fundamental Transaction. If, at any time while this Preferred Stock is outstanding (i) the Corporation effects any merger or consolidation of the Corporation with or into another Person, in which the Corporation is not the survivor or the stockholders of the Corporation immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting securities of the surviving entity, (ii) the Corporation effects any sale of all or substantially all of its assets or a majority of its Common Stock is acquired by a third party, in each case, in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which all or substantially all of the holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 7(a) above) (in any such case, a “Fundamental Transaction”), then, subject to Section 6(c) (including with respect to the beneficial ownership of securities of any successor to the Corporation, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or Person (the “Successor Entity”) as a result of the Fundamental Transaction) the Holder shall receive, upon consummation of the Fundamental Transaction, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of shares of Common Stock then issuable upon conversion in full of this Preferred Stock without regard to any limitations on conversion contained herein (the “Alternate Consideration”), and the Holder shall promptly thereafter return the certificate for such Holder’s Preferred Stock to the Corporation (or Successor Entity) for cancelation. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Preferred Stock in connection with such Fundamental Transaction. The Corporation shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof, the Successor Entity shall assume the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Preferred Stock. To the extent Section 6(c) would otherwise limit the amount of Alternate Consideration payable to the Holder under this Section 8(a), the Corporation (or Successor Entity, as applicable) shall pay to the Holder the cash equivalent of the fair market value of such Alternate Consideration, but only to the extent of such limitation under Section 6(c). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designation referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designation with the same effect as if such Successor Entity had been named as the Corporation herein.

(f) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

(g) Notice to the Holders.

(i) Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7 or pursuant to the definition of “Conversion Price” contained in Section 1, the Corporation shall, as promptly as practicable but in no event later than five (5) calendar days following such adjustment, deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii) Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Corporation or any of the Subsidiaries, the Corporation shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert the Conversion Amount of this Preferred Stock (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 8. Miscellaneous.

(a) Notices. Whenever notice is required to be given hereunder, unless otherwise provided herein, such notice shall be given in accordance with Section 6.3 of the Purchase Agreement.

(b) Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages and any accrued dividends on the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

(c) Lost or Mutilated Preferred Stock Certificate. If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

(d) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

(e) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

(f) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(g) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

(h) Status of Converted or Redeemed Preferred Stock. Shares of Preferred Stock may only be issued pursuant to the Purchase Agreement. If any shares of Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series C1 Convertible Preferred Stock.

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